UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 16, 2008 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective, April 16, 2008, the Company amended and restated the existing Supplemental Executive Retirement Plan ("SERP") with its CEO, Raymond P. Davis. The material terms amended were to eliminate the cutback (vesting) in the retirement benefits Mr. Davis would receive if he were to terminate his employment "without good reason" or be terminated by the Company "without cause". Under either circumstance, he is now entitled to receive a retirement benefit starting at age 62 actuarially determined based upon the amount of the "Account" (the amount the company has accrued at the time of his termination) without any cutback. Further, the revised SERP eliminates any payment to his estate or designated beneficiary in the event of his death before age 62 while in the employ of the Company. In lieu of the death benefit previously provided in the SERP, the Company has entered into a Split-Dollar Insurance Agreement (Endorsement Method) with Mr. Davis which provides for a death benefit payable to his designated beneficiary of $5,000,000 in the event of his death while in the employ of the Company prior to age 62. The agreement expires when he attains age 62 or upon the earlier termination of his employment. In the event of his death while in the employ of the Company after age 62, his estate or designated beneficiary is entitled to receive payments under the SERP as if he had elected to retire the day prior to his death. Copies of both agreements are filed under Item 9.01(d) hereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective April 16, 2008, the Board of Directors of the Company approved amendments to the Company’s Bylaws. The amendments add the position of Treasurer as one of the officers of the Company appointed at the Board’s discretion, describe the duties of the Treasurer, revise the description of the duties of the Chief Financial Officer and provide that the Board of Directors may designate the persons serving as the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Bylaws, as amended, is attached as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
	3.2	Bylaws
	99.1	Third Restated Supplemental Executive Retirement Plan for Raymond Davis
	99.2	Split-Dollar Insurance Agreement (Endorsement Method) with Raymond Davis

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)

Dated: April 21, 2008	By: /s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary